EXHIBIT 14.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in registration statements on Form S-8, File No. 33-33906, File No. 333-4302, File No. 333-5368, File No. 333-6378, File No. 333-40516, File No. 333-103888 and File No, 333-108149, of WPP Group plc of our report dated 10 May 2004, appearing in the Annual Report on Form 20-F of WPP Group plc for the year ended 31 December 2003.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

London, England

11 June 2004